EXHIBIT 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER BY AND AMONG
POPULAR, INC., AP CARIB HOLDINGS, LTD., CARIB ACQUISITION, INC.
AND EVERTEC, INC.

This Amendment, dated August 5, 2010 (this “Amendment”), amends the Agreement and Plan of Merger, dated as of 11:59 P.M., June 30, 2010, among (i) Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Stockholder”), (ii) AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands with limited liability (“Parent”), (iii) Carib Acquisition, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Merger Sub”) and (iv) EVERTEC, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”) (as so amended, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement pursuant to Section 9.3 thereof.

NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Section 8.1(f) of the Agreement shall be amended and restated in its entirety to read as follows:

“(f) Between 7:00 pm on Thursday, August 5, 2010 and 7:00 pm on Sunday, August 8, 2010, by either Parent or Stockholder if either party shall not be reasonably satisfied with the terms and conditions of the New Service Addenda and the documents referred to in Section 5.17 prior to such time.”

2.Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the Agreement, and the Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

3.This Amendment shall be governed by and construed in accordance with the Agreement.

4.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

POPULAR, INC.
By: /s/ Richard Carrión Rexach
Name:
Title:
EVERTEC, INC.
By: /s/ Richard Carrión Rexach
Name:
Title:
AP CARIB HOLDINGS, LTD.
By: Apollo Management VII, L.P., its sole director
By: AIF Management LLC, its general partner
By: /s/ Marc Becker
Name:
Title:
CARIB ACQUISITION, INC.
By: /s/ Marc Becker
Name:
Title:

[Signature Page of Amendment to Merger Agreement]

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